Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

(NOTES AND WARRANTS)

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of August 20, 2010, by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), and the investor(s) listed on Schedule A attached hereto, each of which is herein individually referred to as an “Investor” and all of which are herein collectively referred to as the “Investors.”

Background Information:

The Company proposes to authorize, issue, and sell to the Investors, and the Investors propose to purchase and accept from the Company, (a) promissory notes in the aggregate principal amount of $1.8 million bearing interest at the rate of 5.0% per annum, in substantially the form attached hereto as Exhibit A (the “Notes”) and (b) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company at an exercise price per share equal to $2.25 (the “Exercise Price”). Each Investor shall be entitled to receive a Warrant to purchase 0.15 shares of Common Stock for each one dollar of principal amount of the Note issued to such Investor (rounded up to the nearest whole number). Upon the terms and conditions set forth in this Agreement, each Investor shall be issued a Note in the principal amount and a Warrant to purchase the number of shares of Common Stock set forth opposite such Investor’s name on Schedule A attached hereto. The purpose of this Agreement is to set forth the terms and conditions upon which the Company will issue and sell the Notes and the Warrants to the Investors and the Investors will purchase the Notes and the Warrants from the Company, as well as certain other related matters. The Notes, the Warrants, and the Warrant Shares (as defined below) are sometimes hereinafter collectively referred to as the “Securities”).

NOW, THEREFORE, in consideration of the foregoing recitals and the terms, conditions, and provisions hereof, the parties hereto, intending to be legally bound hereby, agree as follows:

Article 1

Purchase and Sale of Securities

Section 1.1 Sale and Issuance of Notes and Warrants.

(a) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the Notes, (ii) the sale and issuance to the Investors of the Warrants, and (iii) the issuance of the shares of Common Stock to be issuable upon exercise of the Warrants (the “Warrant Shares”).

(b) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Investors and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Investors, severally but not jointly, agree to purchase the Notes and the Warrants for an aggregate purchase price of $2.0 million (the “Purchase Price”).

Section 1.2 Closing. The consummation of purchase and sale of the Notes and the Warrants (the “Closing”) shall take place at the offices of the Company, located at 5215 West Laurel Street, Tampa, Florida, on August 20, 2010, or at such other time and place as the Company and the Investors acquiring in the aggregate a majority of the principal amount of the Notes sold pursuant to this Agreement agree upon orally or in writing (as applicable, the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing, , or as soon as practicable thereafter, the Company shall deliver or cause to be delivered to each Investor (x) its Note for the principal amount set forth opposite the name of such Investor on Schedule A attached hereto, (y) a Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Investor on Schedule A attached hereto, and (z) any other deliveries as required by Article 4. At the Closing, each Investor shall deliver its portion of Purchase Price by wire transfer to an account designated by the Company.

Article 2

Representations and Warranties

of the Company

The Company hereby represents and warrants to the Investors as follows:

Section 2.1 Organization. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company and each of its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2010, the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held June 3, 2010, and the Company’s Current Reports on Form 8-K, since January 1, 2010 (collectively, the “Exchange Act Documents”), and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

Section 2.2 Due Authorization and Valid Issuance. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes and the Warrants have been duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the Notes shall be fully paid and nonassessable. As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Warrant Shares. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

Section 2.3 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Securities under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Notes and the Warrants to be sold pursuant to this Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws or under the rules of The NASDAQ Stock Market.

Section 2.4 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, of which as of the date of this Agreement, 66,770,926 shares are issued and outstanding, 7,280,047 shares are reserved for issuance pursuant to the Company’s employee incentive plan or plans, and 2,500,000 shares are reserved for issuance pursuant to securities (other than the Warrants to be issued and sold pursuant to this Agreement) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (b) 9,361,200 shares of preferred stock, of which 448,800 shares have been designated as Series D Shares, of which 206,400 shares are issued and outstanding as of the date of this Agreement. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the Exchange Act Documents: (a) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (b) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (c) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (d) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (e) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (f) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Warrants, or the Warrant Shares; (g) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (h) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Exchange Act Documents but not so disclosed in the Exchange Act Documents, other than those incurred in the ordinary course of the Company’s or any Subsidiary’s respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 2.5 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Exchange Act Documents.

Section 2.6 No Violations. Neither the Company nor any Subsidiary is in violation of its articles of incorporation, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

Section 2.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 2.1, 2.12, 2.13, and 2.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents, except where the failure to currently possess such franchises, licenses, certificates or other authorizations would not reasonably be expected to have a Material Adverse Effect.

Section 2.8 Intellectual Property. Except as specifically disclosed in the Exchange Act Documents (a) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess such rights would not have a Material Adverse Effect, (b) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

Section 2.9 Exchange Act Documents; Financial Statements. As of their respective dates, the Exchange Act Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of United States Securities and Exchange Commission (the “SEC”) promulgated thereunder applicable to the Exchange Act Documents, and none of the Exchange Act Documents, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

Section 2.10 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since December 31, 2009, there has not been (a) any material adverse change in the financial condition of the Company and its Subsidiaries considered as one enterprise, (b) any material adverse event affecting the Company or its Subsidiaries, (c) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (e) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has had a Material Adverse Effect.

Section 2.11 NASDAQ Stock Market Compliance. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed or quoted on the NASDAQ Capital Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Principal Market, nor, except as disclosed in the Exchange Act Documents, has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing.

Section 2.12 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement.

Section 2.13 Listing. The Company shall comply with all requirements of the Principal Market with respect to the issuance of the Securities and the listing of the Warrant Shares on the Principal Market.

Section 2.14 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Notes.

Section 2.15 Company not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Notes and the Warrants will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 2.16 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 2.17 Contracts. The contracts described in the Exchange Act Documents that are material to the Company are in full force and effect on the date of this Agreement, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

Section 2.18 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

Section 2.19 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the issuance of the Notes to be sold to the Investors pursuant to this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

Section 2.20 Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (c) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

Section 2.21 Registration Statement. The Company’s Registration Statement on Form S-3 (No. 333-162971) (including all information or documents incorporated by reference therein, the “Registration Statement”) has been declared effective by the SEC and is effective on the date hereof, and the Company has not received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so. The offering, sale and issuance of the Warrants and the Warrant Shares to the Investor are or will be registered under the Securities Act by the Registration Statement, and the Warrants and the Warrant Shares will be freely transferable and tradable by the Investor without restriction created by the Company.

Section 2.22 Disclosure. The representations and warranties of the Company contained in this Article 2, as of the date of this Agreement and as of the Closing Date, do not and will not intentionally contain any untrue statement of a material fact or intentionally omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Article 3

Representations and Warranties

of the Investors

Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

Section 3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor are being or will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

Section 3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Notes and the Warrants. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Warrants and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 2 of this Agreement or the right of such Investor to rely thereon.

Section 3.4 Investment Experience. Such Investor is a sophisticated investor and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

Section 3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

Section 3.6 Restricted Securities. Such Investor understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act.

Section 3.8 Certain Transactions. Such Investor has not, during the seven (7) days prior to the date of this Agreement, directly or indirectly traded in the Common Stock or established any hedge or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a direct or indirect sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock by such Investor or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Section 3.9 Legend. Such Investor acknowledges and agrees that the certificates evidencing the Notes may bear the following legend:

These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.

Section 3.10 Exculpation Among Investors. Such Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the issuance and purchase of the Notes and the Warrants.

Section 3.11 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the

Securities or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

Article 4

Conditions to the Investors’

Obligations at Closing

The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

Section 4.1 Representations and Warranties. The representations and warranties of the Company contained in Article 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

Section 4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 4.3 Compliance Certificate. The President or other appropriate officer of the Company shall deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

Section 4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, sale and purchase of the Notes and the Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

Article 5

Conditions to the Company’s

Obligations at Closing

The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

Section 5.1 Representations and Warranties. The representations and warranties of the Investors contained in Article 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

Section 5.2 Payment of Purchase Price. The Investors shall have delivered the Purchase Price.

Section 5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, sale and purchase of the Notes and the Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Article 6

Miscellaneous

Section 6.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

Section 6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without reference to principles of choice or conflict of law thereunder.

Section 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 5215 West Laurel Street, Tampa, Florida 33607 (Facsimile 813-876-1777) and to the Investors at the addresses set forth Schedule A attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6).

Section 6.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees, or representatives is responsible.

Section 6.8 Expenses. Each of the parties to this Agreement shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the principal amount of the Notes purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

Section 6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 6.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

Section 6.12 Prospectus Supplement. The Company also shall deliver to the Investor and file with the SEC a prospectus supplement with respect to the Registration Statement (as defined below) reflecting the offering of the Warrants and the Warrant Shares in conformity with the Securities Act, including Rule 424(b) thereunder.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ODYSSEY MARINE EXPLORATION, INC.

By:
Michael J. Holmes, Chief Financial Officer

[SIGNATURES PAGES OF INVESTORS FOLLOW]

INVESTOR’S COUNTERPART SIGNATURE PAGE

TO

SECURITIES PURCHASE AGREEMENT

AMONG

ODYSSEY MARINE EXPLORATION, INC.

AND

ALL THE INVESTORS

(Print Name of Investor)

By:

Name:
(Print Name of Signatory)

Title:

SCHEDULE A

Schedule of Investors

EXHIBIT A

Form of Note

See attached.

EXHIBIT B

Form of Warrant

See attached.

Exhibit 10.1 Attachment A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

$ «Amount»	Tampa, Florida
August 20, 2010

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), promises to pay to «Name», (the “Investor”), in lawful money of the United States of America, the principal sum of «Spell_Amt» ($«Amount»), together with interest in arrears on the unpaid principal balance at an annual rate equal to five percent (5.0%), in the manner provided below. Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Securities Purchase Agreement, dated August 20, 2010 (the “Agreement”), by and among, inter alia, the Company and the Investor, and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

Section 1. Payments.

1.1. Interest Rate. As long as there is no existing uncured Event of Default (as defined below), interest shall accrue and be payable on the outstanding principal amount at a fixed rate of interest equal to five percent (5.0%) per annum. Interest shall be calculated on the basis of a year of 365 days applied to the actual days on which there exists an unpaid balance under this Note.

1.2. Default Interest Rate. Upon an Event of Default, as hereafter defined, the Investor, in the Investor’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal amount to a rate of interest equal to the lesser of (a) twenty-five percent (25.0%) or (b) the maximum rate allowed by applicable law. Such default interest rate shall continue, in the Investor’s sole discretion, until all defaults are cured.

1.3. Principal and Interest Repayment. The entire unpaid principal amount of this Note as well as all accrued and unpaid interest and all other sums due under this Note that remain unpaid shall be due and payable on or before December 18, 2010.

1.4. Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Florida are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

1.5. Manner of Payment. All payments of principal and interest on this Note shall be made by check at such place in the United States of America as the Investor shall designate to the Company in writing or by such other manner as the Company and the Investor may agree.

1.6. Prepayment. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

Section 2. Defaults.

2.1. Events. The occurrence of any one or more of the following events with respect to the Company shall constitute an event of default hereunder (“Event of Default”):

(a) if the Company shall fail to pay when due any payment of principal or interest on this Note and such failure continues for five (5) days after the Investor notifies the Company thereof in writing;

(b) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties; or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 60 days.

2.2. Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by the Investor), the Investor may, at its option, (i) by written notice to the Company, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note. The Company shall pay all reasonable costs and expenses incurred by or on behalf of the Investor in connection with the Investor’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

Section 3. Miscellaneous.

3.1. Waiver. The rights and remedies of the Investor under this Note shall be cumulative and not alternative. No waiver by the Investor of any right or remedy under this Note shall be effective unless in a writing signed by the Investor. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by the Investor will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of the Investor arising out of this Note can be discharged by the Investor, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the Investor; (b) no waiver that may be given by the Investor will be

2

applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of the Investor to take further action without notice or demand as provided in this Note. The Company hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 6.6 of the Agreement.

3.3. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.4. Governing Law. This Note will be governed by and construed under the laws of the State of Florida without regard to conflicts-of-laws principles that would require the application of any other law.

3.5. Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof’ and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words “including” or “includes” do limit the preceding words or terms and the word “or” is used in the inclusive sense.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.

ODYSSEY MARINE EXPLORATION, INC.

By:
Michael J. Holmes, Chief Financial Officer

3

Exhibit 10.1 – Attachment B

WARRANT TO PURCHASE

COMMON STOCK

OF

ODYSSEY MARINE EXPLORATION, INC.

Warrant No:

Date of Issuance: August 20, 2010 (“Issuance Date”)

THIS WARRANT TO PURCHASE COMMON STOCK CERTIFIES that, for value received, [                    ] (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issuance Date (the “Initial Exercise Date”), and on or prior to the close of business on August 20, 2013 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), up to [                    ] shares (the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $2.25, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined in their initial use shall have the meanings set forth in Section 18 herein.

Section 1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. If requested by the Company, the transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

Section 2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Section 3. Exercise of Warrant.

(a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the delivery of a Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(d), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) If, but only if, at any time after the Initial Exercise Date there is no effective Registration Statement registering the Warrant Shares, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) x (X)] by (A), where:

(A)	=	the Closing Price on the Trading Day immediately preceding the date of such election;

(B)	=	the Exercise Price of this Warrant, as adjusted; and

(X)	=	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Section 4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

Section 5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

Section 6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 7. Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, so long as the amount of Warrant Shares transferred is equal to at least 5,000 shares (on an as-exercised basis), upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

2

(b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

Section 8. No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

Section 9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

Section 10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

Section 11. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to

3

holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

Section 12. Reorganization, Reclassification, Merger, etc.

(a) In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

(b) Notwithstanding anything to the contrary, in the event of a consolidation or merger with or into another corporation (where the Company is not the surviving corporation), or a sale, transfer or disposition of all or substantially all of the Company’s property, assets, business or capital stock to

4

another corporation that is approved by the Company’s Board of Directors and where the consideration paid to the holders of the Common Stock consists solely of cash (a “Black-Scholes Takeout Event”), if the consideration per share of Common Stock in any Black-Scholes Takeout Event (the “Takeout Event Price”) is equal to or less than the Exercise Price then in effect, then, the Company (or the successor entity to this Warrant) shall, within five Business Days after the consummation of the any such Black-Scholes Takeout Event, purchase this Warrant from the Holder by paying to the Holder, cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such Black-Scholes Takeout Event, which value shall be determined in accordance with the Black-Scholes option pricing model using an expected volatility equal to the 100 day historical price volatility obtained from the HVT function on Bloomberg L.P. as of the Trading Day immediately prior to the public announcement of the Black-Scholes Takeout Event.

Section 13. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

Section 14. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 15 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (B) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d). Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, subscription or purchase rights, or proposed reorganization, reclassification, recapitalization, merger, consolidation, sale, transfer, disposition, conveyance, dissolution, liquidation or winding up.

5

Section 15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Section 16. Miscellaneous.

(a) Jurisdiction. This Warrant shall constitute a contract under the laws of Florida, without regard to its conflict of law, principles or rules.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Non-Waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

6

(d) Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Section 17. Additional Definitions.

(a) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b) “Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) as the closing bid price for regular session trading on such day), or (c) if the Common Stock is not then listed or quoted on the Trading

7

Market and if prices for the Common Stock are then reported in the “pink sheets” published by the Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Company’s Board of Directors.

(c) “Registration Statement” means a registration statement filed with the Securities and Exchange Commission.

(d) “Securities Act” means the Securities Act of 1933, as amended.

(e) “Trading Day” means (A) a day on which the Common Stock is traded on a Trading Market (as defined below), or (B) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over the counter market, as reported by the OTC Bulletin Board, or (C) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the “pink sheets” published by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (A), (B) and (C) hereof, then Trading Day shall mean a Business Day.

(f) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

[Signatures on following page.]

8

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: August 20, 2010	ODYSSEY MARINE EXPLORATION, INC.

By:

David A. Morris
Secretary

9

NOTICE OF EXERCISE

To:	Odyssey Marine Exploration, Inc.

(1) The undersigned hereby elects to purchase [                    ] Warrant Shares of Odyssey Marine Exploration, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

(4) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[Purchaser]

By:

Name:

Title:

Dated:

Address for Odyssey Marine Exploration, Inc.

5215 West Laurel Street, 2nd Floor

Tampa, FL 33607

Office: (813) 877-1776

Fax: (813) 830-6609

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form

and supply the required information. Do not use this

form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to                                                                                  , whose address is

Dated:	Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Address for Odyssey Marine Exploration, Inc.

5215 West Laurel Street, 2nd Floor

Tampa, FL 33607

Office: (813) 877-1776

Fax: (813) 830-6609